Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Earliest Report Event:  February 20, 2012

Spine Pain Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway

Suite 600

Houston, Texas   77007

(Address of principal executive office) (Postal Code)

(713) 521-4220

(Registrant’s telephone number)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EXPLANATORY NOTE

This Form 8-K/A is being filed solely to correct a typographical error in Item 5.02 of the Form 8-K we filed on February 21, 2012 (the “February 21 Report”) with the U.S. Securities and Exchange Commission. Item 5.02 of the February 21 Report incorrectly stated that Dr. Donovan’s employment agreement, as amended, has a term that ends on March 31, 2012. The term of his employment agreement ends on March 31, 2014. It should also be noted that the Form 8-K we filed on February 17, 2012 also incorrectly stated that the term of Dr. Donovan’s employment agreement ended on March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE PAIN MANAGEMENT, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: February 22, 2012	Chief Executive Officer

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